UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2026

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(Address of principal executive offices)(Zip code)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2026, Vuzix Corporation (the “Company”), entered into an Open Market Sales AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) with respect to an at the market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (the “Common Shares”), subject to certain conditions, through Jefferies as sales agent. This Sales Agreement replaces the prior Sales Agreement entered into between Jefferies and the Company on February 9, 2024, and no sales will be made pursuant to the Prior Sales Agreement. The issuance and sale, if any, of the Common Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-276997) (the “Registration Statement”) and the prospectus supplement dated August 14, 2026, and filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the sale of Common Shares having an aggregate offering price of up to $100,000,000.

Pursuant to the Sales Agreement, the Company will notify Jefferies of the number of Common Shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made Jefferies may sell the Common Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. Jefferies will use its commercially reasonable efforts to place the Common Shares from time to time, based upon such instructions from the Company. The obligations of Jefferies under the Sales Agreement to sell the Common Shares are subject to a number of conditions that we must meet.

The Company will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from the sale of the Common Shares. In addition, the Company has agreed to reimburse Jefferies for certain expenses incurred in connection with the Sales Agreement and has provided Jefferies with customary indemnification rights.

The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement; and (ii) the termination of the Sales Agreement as permitted therein. The Sales Agreement contains representations for the benefit of the Company and Jefferies and other terms customary for similar agreements.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Sichenzia Ross Ference Carmel LLP relating to the legality of the issuance and sale of the Common Shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Open Market Sale AgreementSM, dated as of August 14, 2026, between the Company and Jefferies LLC.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2026	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer